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                                                                 EXHIBIT 23(b)

                           CONSENT OF INDEPENDENT AUDITORS


   We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1993 Stock Option Plan of Interleaf, Inc. of our report dated June 16, 1997, with respect to the consolidated financial statements and schedule of Interleaf, Inc., included in its Annual Report (Form 10-K) for the year ended March 31, 1997, filed with the Securities and Exchange Commission.



                                                        /s/ Ernst & Young LLP
                                                        Boston, Massachusetts
                                                        October 23, 1997